Exhibit 99.1

KBR Appoints Lynn A. Dugle to Board of Directors

HOUSTON, Feb. 28, 2020 /PRNewswire/ -- KBR (NYSE: KBR) announced today the appointment of Lynn A. Dugle to its Board of Directors effective February 24, 2020.
Ms. Dugle has been appointed to serve on the Audit and the Nominating and Corporate Governance Committees of the KBR Board of Directors.
Ms. Dugle is a member of the Board of Directors of State Street Corporation.  She recently served as the chairman, president and chief executive officer of Engility Holdings Inc. prior to its acquisition by Science Applications International Corp. in January 2019.
Prior to her roles at Engility, Ms. Dugle served as the president of Intelligence, Information and Services at Raytheon Company.
"I am delighted to welcome Lynn to the Board of Directors," said General Lester Lyles, USAF (Ret.), Chairman of the Board of KBR.  "We are fortunate to have such a respected veteran of the aerospace and defense industries on our team.  Her extensive experience and knowledge of two key KBR markets will be invaluable as KBR continues to grow the Government Solutions business at an industry-leading pace."
Dugle has Bachelor's Degrees in Technical Management and Spanish from Purdue University and an MBA from the University of Texas at Dallas.
About KBR, Inc.
KBR is a global provider of differentiated professional services and technologies across the asset and program lifecycle within the Government Solutions and Energy sectors. KBR employs approximately 38,000 people worldwide (including our joint ventures), with customers in more than 80 countries, and operations in 40 countries, across three synergistic global businesses:
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Government Solutions, serving government customers globally, including capabilities that cover the full lifecycle of defense, space, aviation and other government programs and missions from research and development, through systems engineering, test and evaluation, program management, to operations, maintenance, and field logistics

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Technology Solutions, featuring proprietary technology, equipment, catalysts, digital solutions and related technical services for the monetization of hydrocarbons, including refining, petrochemicals, ammonia and specialty chemicals, as well as inorganics

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Energy Solutions, including onshore oil and gas; LNG (liquefaction and regasification)/GTL; oil refining; petrochemicals; chemicals; fertilizers; differentiated EPC; maintenance services (Brown & Root Industrial Services); offshore oil and gas (shallow-water, deep-water, subsea); floating solutions (FPU, FPSO, FLNG & FSRU); program management and consulting services

KBR is proud to work with its customers across the globe to provide technology, value-added services, integrated EPC delivery and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.
Visit www.kbr.com
Forward Looking Statement
The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company's indemnities from its former parent; changes in capital spending by the company's customers; the company's ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company's ability to control its cost under its contracts; claims negotiations and contract disputes with the company's customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.
KBR's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. Except as required by law, KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT: For further information, please contact: Investors, Alison Vasquez, Vice President, Investor Relations, 713-753-5082, Investors@kbr.com, or Media, Brenna Hapes, External Global Communications, 713-753-3800, Mediarelations@kbr.com